            INTERNATIONAL SHIPHOLDING CORPORATION
               SUBSIDIARIES OF THE REGISTRANT
                   AS OF DECEMBER 31, 1996
                                                  Jurisdiction Under
                                                    Which Organized
                                                  ------------------
International Shipholding Corporation (Registrant)     Delaware
     International Shipholding Corporation (1)         New York

     River Towing, Inc.                                Delaware

     Waterman Steamship Corporation                    New York
          Sulphur Carriers, Inc.                       Delaware

     Central Gulf Lines, Inc.                          Delaware
          Florida Barge Lines Corporation              Delaware
          Material Transfer, Inc.                      Delaware
          Enterprise Ship Company, Inc.                Delaware

     Bay Insurance Company                             Bermuda

     LCI Shipholdings, Inc.                            Liberia
          Gulf South Inc.                              Liberia
               Gulf South Shipping Pte. Ltd.           Singapore
          Cypress Auto Carriers, Inc.                  Liberia
               New Combo, Inc.                         Liberia
          Forest Lines Inc.                            Liberia
          Marco Shipping Co. Pte. Ltd.                 Singapore
               Marcoship Agencies                      Malaysia

     N. W. Johnsen & Co., Inc.                         New York
          Shipvest Companhia de
          Gestao Maritima, Lda.(2)                     Madeira

     St. Rose Fleeting Company, Inc.                   Louisiana

     Lash Marine Services, Inc.                        Louisiana

     Lash Intermodal Terminal Company                  Delaware

     Resource Carriers, Inc.                           Delaware


[FN]
<FN1>
(1)  New York name-holding corporation
<FN2>
(2)  60% owned by the Registrant
<FN3>
      All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.